FOR IMMEDIATE RELEASE

Contacts: Martha Fleming, Charles D. Christy
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR THIRD QUARTER OF $12.7 MILLION
ATLANTA, GA (October 18, 2018) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $12.7 million, or $0.47 per diluted share, for the third quarter of 2018, compared with $9.4 million, or $0.34 per diluted share, for the second quarter of 2018, and with $7.9 million or $0.30 per diluted share for the third quarter of 2017. For the year to date ended September 30, 2018, the Company reported net income of $33.9 million, or $1.25 per diluted share, compared with $27.4 million, or $1.03 per diluted share, for the same period in 2017.

Fidelity’s Chairman, Jim Miller, said, “The third quarter reflects a number of positive trends with our decision to reduce our indirect auto business. Transitioning to a more commercially focused balance sheet has allowed us to build more customer relationships, help continue our good deposit growth, provide net interest margin growth, and moderate our costs as the banking industry and markets continue to change.”

President Palmer Proctor added, “The momentum we started last year has successfully generated over $328 million, or 9%, total loan growth since the end of the third quarter of 2017. This is in spite of very competitive market conditions and accelerated payoffs. We are fully focused on driving shareholder value through our balance sheet transition strategy that will enhance liquidity, drive more commercial bank growth, increase our bond portfolio, and allow us to be more efficient in the back office.”

BALANCE SHEET
Total assets decreased by $80.3 million, or 1.6%, during the quarter, to $4.8 billion at September 30, 2018, primarily due to a decrease of $159.3 million in total loans. This decrease was driven by a decrease of $110.5 million in indirect auto loans as Fidelity exited all markets, except for Florida and Georgia, at the end of last quarter. Servicing rights also decreased by $8.7 million, primarily due to the previously announced $1.2 billion sale of mortgage servicing rights ("MSRs") during the quarter.
Offsetting these decreases, investments increased by $60.4 million as the Bank continues to increase its investments available-for-sale portfolio as part of its strategy to reposition the balance sheet to higher yielding assets, and reduce its reliance on "gain on sale" income. Cash balances also increased by $25.1 million for the quarter.

Loans
Total loans, including loans held for sale, decreased during the quarter by $159.3 million, or 3.8%, to $4.1 billion at September 30, 2018. This decrease was driven by a reduction of $110.5 million in indirect loans through normal attrition and $18.6 million in loan sales. As planned, production of indirect auto loans decreased by $96.9 million compared to the previous quarter.
Asset Quality
Asset quality remained strong as nonperforming assets, excluding the guaranteed portion of government loans (“adjusted NPA’s”) and acquired loans, decreased during the quarter. Adjusted NPA’s, a non-GAAP measure, decreased by $3.3 million during the quarter. The decrease was mainly due to the decrease in nonaccrual loans. Credit quality trend performance remains consistent and strong as net charge-offs decreased from 0.17% to 0.09% of average loans for the quarter. Lower charge-offs helped drive the $1.9 million decrease in the provision for loan losses for the quarter.
Fair Value Adjustments
Loan servicing rights decreased by $8.7 million, or 6.9%, during the quarter to $117.0 million at September 30, 2018, compared to $125.7 million at June 30, 2018. MSRs, the primary component of loan servicing rights, contributed the majority of the change, decreasing by 6.9% to $106.9 million at September 30, 2018, primarily due to the sale of MSRs noted above. The current estimated fair market value of MSRs was $111.6 million at September 30, 2018.
At September 30, 2018, fair value adjustments recorded on the balance sheet for loans held for sale, interest rate lock commitments ("IRLCs"), and hedge items were $11.8 million, a $3.0 million, or 20.1% decrease, from June 30, 2018. The gross pipeline of interest rate lock commitments was $65.7 million lower at quarter end, compared to June 30, 2018, due to slower seasonal production.
Deposits
Core deposits grew by $17.7 million during the quarter to $3.1 billion with noninterest bearing demand deposits contributing to nearly all of this growth. Noninterest bearing deposits grew by 1.4% as interest bearing demand, money market, and savings accounts remained flat. This increase was offset by a decrease in time deposits of $37.4 million during the quarter, mainly due to a decrease of $30.6 million in brokered deposits, resulting in a decrease in total deposits of $19.7 million, or 0.5%.
INCOME STATEMENT
Net Income
Net income was $12.7 million, or a $3.4 million increase over the previous quarter, as net interest income increased by $2.3 million and noninterest expense decreased by $3.3 million, primarily due to a $1.7 million decrease in commissions as a 17.7% decrease in mortgage loan production during the quarter drove lower mortgage commissions. A decrease of $1.9 million in the provision for loan losses also contributed to the increase in net income. Offsetting these changes was a decrease in noninterest income of $3.3 million, primarily due to a $5.9 million decrease in mortgage banking income, offset by a $2.8 million increase in other operating income mainly due to a $2.6 million death benefit received from cash surrender value life insurance policies during the quarter.
Net income was $4.8 million higher compared to the same quarter a year ago, primarily due to an increase in net interest income of $5.4 million.

Interest Income
Interest income of $46.9 million was higher by $2.1 million, compared to the prior quarter, primarily driven by an increase of 25 basis points in the yield on total loans. Interest income on loans for the quarter included a $1.1 million interest recovery from one nonaccrual commercial loan, which contributed 11 basis points to this increase. Although average loans decreased by $111.7 million for the quarter, $98.7 million of this was due to a decrease in lower yielding indirect loans, which were partially replaced in the portfolio mix with higher yielding commercial and SBA loans. An increase in average investment securities of $26.4 million also contributed to higher interest income. The yield on total average interest-bearing assets increased 23 basis points from the previous quarter.
As compared to the same period in the prior year, interest income increased by $7.8 million as average loans increased by $384.6 million and the yield on total average interest-bearing assets increased by 43 basis points, as market interest rates increased year over year.
Interest Expense
Interest expense of $8.1 million decreased slightly by $143,000, or 1.7%, for the quarter as average FHLB borrowings decreased by $226.1 million.
As compared to the same period in the prior year, interest expense increased by $2.4 million. Rising market rates paid on money market deposits and CD's drove the increase, as well as increased volume and rates for short term borrowings.
Net Interest Margin
The net interest margin was 3.45% for the quarter compared to 3.22% in the previous quarter, an increase of 23 basis points. Adjusting the net interest margin for the $1.1 million interest recovery, the net interest margin percentage was 3.36% for the quarter. Loan coupon yields, excluding fees, SBA discount accretion, and accretable yields, increased faster than deposit and borrowing costs during the quarter.
The yield on total interest-bearing liabilities increased by only 2 basis points while the yield on average earning assets increased by 23 basis points from 3.95% to 4.18%. The previously mentioned interest recovery of $1.1 million contributed 11 basis points to this increase. Average loans decreased by $111.7 million, of which $98.7 million was a decrease in lower yielding indirect auto loans. Higher yielding commercial and SBA loans increased by $40.8 million as the Bank's strategy to reposition its balance sheet continues to occur.
Average interest-bearing liabilities decreased by $172.9 million, as average borrowings decreased by $226.1 million during the quarter since average deposit growth of $53.2 million helped to fund loan production.
As compared to the same period a year ago, the net interest margin for the quarter increased by 25 basis points to 3.45% from 3.20%, primarily due to a 43 basis point increase in the yield on total average interest-earning assets of $4.5 billion, offset by an increase of 27 basis points in the yield on total average interest-bearing liabilities of $3.1 billion. Average earning assets increased by $307.0 million, primarily due to an increase in average loans over the year. Average interest-bearing liabilities increased by $136.1 million, primarily driven by an increase in average borrowings of $148.2 million, offset by a decrease in average interest-bearing deposits of $12.3 million.
Noninterest Income
On a linked-quarter basis, noninterest income decreased by $3.3 million, or 9.0%, largely due to a net decrease in income from mortgage banking activities of $5.9 million, or 20.0%. Gross mortgage revenue decreased by $4.5 million and the mortgage MSR valuation impairment resulted in a decrease in related income of $1.3 million. Mortgage production also decreased during the quarter by $160.7 million. Offsetting this decrease, other noninterest income increased by $2.8 million, primarily due to the $2.6 million death benefit received from life insurance policies during the quarter.
Compared to the same period a year ago, noninterest income for the quarter of $33.7 million was flat.

Noninterest Expense
On a linked-quarter basis, total noninterest expense decreased by $3.3 million, or 5.6%, due to a decrease in commissions expense of $1.7 million from lower mortgage loan originations and a net decrease in all other noninterest expenses of $1.5 million. These were primarily due to projects related to debit card and ATM fraud loss, outside service fees, utilities, and other liabilities, offset by increased incentives related to the balance sheet strategies implemented earlier in the year.
Compared to the second quarter of 2017, noninterest expense of $55.6 million increased by $2.7 million, or 5.2%. Salaries and employee benefits expense increased by $2.5 million, or 9.4%, due primarily to an increase in headcount of 63 in the mortgage and retail delivery and branches.
Income Taxes
On a linked-quarter basis, income tax expense increased by $801,000, primarily due to the increase in pre-tax income for the quarter.
Compared to the third quarter of 2017, income tax expense decreased by $1.1 million as the effective tax rate decreased from 37.9% to 22.6% primarily as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, which included, among other things, a reduction in the federal corporate income tax rate from 35% to 21% from the beginning of the tax year 2018 going forward.
OTHER NEWS
On August 30, 2018, the Bank sold MSRs relating to certain single family mortgage loans serviced for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), with an aggregate unpaid principal balance of approximately $1.2 billion, effective as of August 31, 2018 (“Sale Date”). Approximately $13.9 million in deposit balances representing custodial funds and advances related to the MSRs were transferred to the buyer by the Bank after the Sale Date. The sale represented approximately 12% of the Bank’s total single family mortgage servicing portfolio as of August 31, 2018.
This was the first sale of MSRs executed by the Bank as part of the Company’s capital management strategy. The Bank anticipates executing other MSRs sales from time to time in the future as part of its ordinary course of business.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. Indirect auto loans are provided in Georgia and Florida and mortgage loans are provided throughout the South, while SBA loans are originated nationwide. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. The “GAAP TO NON-GAAP RATIO RECONCILIATION” tables included below reconcile GAAP to non-GAAP ratios. The non-GAAP ratios contain financial information determined by methods other than in accordance with GAAP. Management uses these “non-GAAP” financial measures in its analysis of the Company’s performance. Management believes that presentation of these non-GAAP financial measures provides useful supplemental information that allows better comparability with prior periods, as well as with peers in the industry and provides a greater understanding of the asset quality of the Company’s loan portfolio exclusive of the indirect auto, government-guaranteed and acquired loan portfolios. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
SAFE HARBOR
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2017 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of or for the Quarter Ended			As of or for the Nine Months Ended
($ in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
INCOME STATEMENT DATA:
Interest income	$46,872	$44,740	$39,105	$133,174	$116,325
Interest expense	8,125	8,268	5,711	23,187	16,951
Net interest income	38,747	36,472	33,394	109,987	99,374
Provision for loan losses	360	2,286	1,425	4,776	4,275
Noninterest income	33,662	36,977	33,638	107,772	106,064
Noninterest expense	55,585	58,852	52,837	169,179	157,960
Net income before income taxes	16,464	12,311	12,770	43,804	43,203
Income tax expense	3,722	2,921	4,836	9,905	15,850
Net income	12,742	9,390	7,934	33,899	27,353
PERFORMANCE:
Earnings per common share - basic	$0.47	$0.35	$0.30	$1.25	$1.03
Earnings per common share - diluted	0.47	0.34	0.30	1.25	1.03
Total revenues	72,409	73,449	67,032	217,759	205,438
Book value per common share	15.85	15.48	14.47	15.85	14.47
Tangible book value per common share(1)	15.43	15.05	14.00	15.43	14.00
Cash dividends paid per common share	0.12	0.12	0.12	0.36	0.36
Dividend payout ratio	25.53%	34.29%	40.00%	28.80%	34.95%
Return on average assets	1.05%	0.77%	0.70%	0.95%	0.81%
Return on average shareholders’ equity	11.87%	9.06%	8.28%	10.92%	9.66%
Equity to assets ratio	8.98%	8.60%	8.61%	8.98%	8.61%
Net interest margin	3.45%	3.22%	3.20%	3.32%	3.20%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,812,056	$4,892,369	$4,505,423	$4,812,056	$4,505,423
Earning assets	4,448,875	4,549,315	4,167,549	4,448,875	4,167,549
Loans, excluding loans held-for-sale	3,706,953	3,792,886	3,409,707	3,706,953	3,409,707
Total loans	4,078,272	4,237,572	3,750,036	4,078,272	3,750,036
Total deposits	4,049,969	4,069,630	3,938,360	4,049,969	3,938,360
Shareholders’ equity	432,098	420,962	388,068	432,098	388,068
Assets serviced for others(2)	10,882,832	10,632,607	10,109,466	10,882,832	10,109,466
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.09%	0.17%	0.13%	0.12%	0.13%
Allowance to period-end loans	0.84%	0.83%	0.90%	0.84%	0.90%
Adjusted allowance to adjusted period end loans(1)	1.14%	1.16%	1.29%	1.14%	1.29%
Nonperforming assets to total loans, ORE and repossessions	1.92%	1.96%	1.71%	1.92%	1.71%
Adjusted nonperforming assets to loans, ORE and repossessions(3)	0.92%	0.99%	1.05%	0.92%	1.05%
Allowance to nonperforming loans, ORE and repossessions	0.44x	0.42x	0.52x	0.44x	0.52x
SELECTED RATIOS:
Loans to total deposits	91.53%	93.20%	86.58%	91.53%	86.58%
Average total loans to average earning assets	92.29%	92.90%	89.85%	92.63%	89.61%
Noninterest income to total revenue	46.49%	50.34%	50.18%	49.49%	51.63%
Leverage ratio	8.96%	8.43%	8.81%	8.96%	8.81%
Common equity tier 1 capital	9.15%	8.45%	8.81%	9.15%	8.81%
Tier 1 risk-based capital	10.24%	9.50%	9.96%	10.24%	9.96%
Total risk-based capital	12.78%	11.99%	12.68%	12.78%	12.68%
Mortgage loan production	$748,044	$908,754	$752,854	$2,270,112	$2,106,277
Total mortgage loan sales	771,058	800,084	731,595	2,067,626	1,986,671
Indirect automobile production	86,801	183,675	256,084	529,036	822,341
Total indirect automobile sales	18,614	29,275	27,115	133,889	371,546

(1) Non-GAAP financial measure. See non-GAAP reconciliation table for the comparable GAAP.
(2)  Balances for September 30, 2018 include approximately $1.2 billion of sub-serviced loans as a result of the August 31, 2018 MSRs sale. Servicing on these loans transferred to the Purchaser on 10/1/18 and 10/16/18.

(3) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for the comparable GAAP.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2018	June 30, 2018	September 30, 2017
ASSETS
Cash and cash equivalents	$182,672	$157,586	$312,027
Investment securities available-for-sale	209,180	148,155	124,827
Investment securities held-to-maturity	20,383	20,984	15,072
Loans held-for-sale	371,319	444,686	340,329

Loans	3,706,953	3,792,886	3,409,707
Allowance for loan losses	(31,157)	(31,623)	(30,703)
Loans, net of allowance for loan losses	3,675,796	3,761,263	3,379,004

Premises and equipment, net	91,359	90,246	87,792
Other real estate, net	8,031	6,834	8,624
Bank owned life insurance	71,092	72,703	71,455
Servicing rights, net	116,982	125,704	111,890
Other assets	65,242	64,208	54,403
Total assets	$4,812,056	$4,892,369	$4,505,423

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,249,391	$1,232,650	$1,112,714
Interest-bearing deposits
Demand deposits	477,477	491,307	464,780
Money market and savings deposits	1,413,960	1,399,160	1,371,233
Time deposits	909,141	946,513	989,633
Total deposits	4,049,969	4,069,630	3,938,360

Short-term borrowings	163,562	237,886	14,746
Subordinated debt, net	120,680	120,653	120,554
Other liabilities	45,747	43,238	43,695
Total liabilities	4,379,958	4,471,407	4,117,355

SHAREHOLDERS' EQUITY
Common stock	226,605	223,771	212,633
Accumulated other comprehensive (loss) income, net	(2,270)	(1,096)	964
Retained earnings	207,763	198,287	174,471
Total shareholders’ equity	432,098	420,962	388,068
Total liabilities and shareholders’ equity	$4,812,056	$4,892,369	$4,505,423

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Nine Months Ended
($ in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
INTEREST INCOME
Loans, including fees	$44,746	$42,845	$37,290	$127,440	$110,933
Investment securities	1,646	1,354	1,011	4,175	3,389
Other	480	541	804	1,559	2,003
Total interest income	46,872	44,740	39,105	133,174	116,325
INTEREST EXPENSE
Deposits	5,655	4,823	4,163	14,791	11,503
Other borrowings	818	1,812	16	3,540	910
Subordinated debt	1,652	1,633	1,532	4,856	4,538
Total interest expense	8,125	8,268	5,711	23,187	16,951
Net interest income	38,747	36,472	33,394	109,987	99,374
Provision for loan losses	360	2,286	1,425	4,776	4,275
Net interest income after provision for loan losses	38,387	34,186	31,969	105,211	95,099
NONINTEREST INCOME
Service charges on deposit accounts	1,690	1,468	1,553	4,630	4,489
Other fees and charges	2,464	2,449	2,197	7,148	6,060
Mortgage banking activities	23,520	29,383	25,040	81,465	77,865
Indirect lending activities	1,120	1,270	1,901	4,538	9,967
SBA lending activities	914	1,217	1,460	3,288	3,959
Trust and wealth management services	588	574	325	1,694	853
Other	3,366	616	1,162	5,009	2,871
Total noninterest income	33,662	36,977	33,638	107,772	106,064
NONINTEREST EXPENSE
Salaries and employee benefits	28,805	28,215	26,331	84,581	77,621
Commissions	9,523	11,242	9,244	28,271	26,126
Occupancy and equipment	4,654	4,541	4,508	14,127	13,371
Professional and other services	4,243	4,635	4,604	13,676	13,723
Other	8,360	10,219	8,150	28,524	27,119
Total noninterest expense	55,585	58,852	52,837	169,179	157,960
Income before income tax expense	16,464	12,311	12,770	43,804	43,203
Income tax expense	3,722	2,921	4,836	9,905	15,850
NET INCOME	$12,742	$9,390	$7,934	$33,899	$27,353

EARNINGS PER COMMON SHARE:
Basic	$0.47	$0.35	$0.30	$1.25	$1.03
Diluted	$0.47	$0.34	$0.30	$1.25	$1.03
Weighted average common shares outstanding-basic	27,229	27,093	26,729	27,112	26,500
Weighted average common shares outstanding-diluted	27,337	27,222	26,849	27,223	26,625

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial	$940,430	$938,203	$897,297	$811,199	$789,788
SBA	163,147	146,508	140,308	141,208	142,989
Total commercial and SBA loans	1,103,577	1,084,711	1,037,605	952,407	932,777

Construction loans	262,048	269,330	265,780	248,317	243,600

Indirect automobile	1,588,419	1,698,879	1,719,670	1,716,156	1,609,678
Installment loans and personal lines of credit	29,260	31,807	28,716	25,995	26,189
Total consumer loans	1,617,679	1,730,686	1,748,386	1,742,151	1,635,867
Residential mortgage	571,081	555,636	512,673	489,721	452,584
Home equity lines of credit	152,568	152,523	149,864	148,370	144,879
Total mortgage loans	723,649	708,159	662,537	638,091	597,463
Loans	3,706,953	3,792,886	3,714,308	3,580,966	3,409,707

Loans held-for-sale:
Residential mortgage	328,090	399,630	355,515	269,140	257,325
SBA	18,229	20,056	19,785	13,615	8,004
Indirect automobile	25,000	25,000	50,000	75,000	75,000
Total loans held-for-sale	371,319	444,686	425,300	357,755	340,329
Total loans	$4,078,272	$4,237,572	$4,139,608	$3,938,721	$3,750,036

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,244,640	—%	$1,172,298	—%	$1,120,562	—%	$1,124,759	—%	$1,103,414	—%
Interest-bearing demand deposits	463,292	0.13%	489,051	0.14%	461,614	0.14%	453,714	0.11%	447,348	0.12%
Money market and savings deposits	1,415,868	0.70%	1,349,447	0.61%	1,345,905	0.55%	1,381,207	0.53%	1,341,189	0.49%
Time deposits	918,668	1.30%	906,133	1.16%	901,394	1.04%	958,790	0.94%	1,021,563	0.92%
Total average deposits	$4,042,468	0.55%	$3,916,929	0.49%	$3,829,475	0.46%	$3,918,470	0.43%	$3,913,514	0.42%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
NONPERFORMING ASSETS
Nonaccrual loans (2)(6)	$53,173	$58,027	$58,706	$47,012	$41,408
Loans past due 90 days or more and still accruing	8,858	8,278	7,728	6,313	6,534
Repossessions	1,271	1,303	1,853	2,392	2,040
Other real estate (ORE)	8,031	6,834	7,668	7,621	8,624
Nonperforming assets	$71,333	$74,442	$75,955	$63,338	$58,606

ASSET QUALITY RATIOS
Loans 30-89 days past due	$6,858	$6,514	$15,695	$22,079	$10,193
Loans 30-89 days past due to loans	0.19%	0.17%	0.42%	0.62%	0.30%
Loans past due 90 days or more and still accruing to loans	0.24%	0.22%	0.21%	0.18%	0.19%
Nonperforming loans as a % of loans	1.67%	1.75%	1.79%	1.49%	1.41%
Nonperforming assets to loans, ORE, and repossessions	1.92%	1.96%	2.04%	1.76%	1.71%
Adjusted nonperforming assets to adjusted loans, ORE and repossessions(8)	0.92%	0.99%	1.14%	1.06%	1.05%
Nonperforming assets to total assets	1.48%	1.52%	1.58%	1.38%	1.30%
Adjusted nonperforming assets to total assets(8)	0.68%	0.73%	0.84%	0.79%	0.75%
Classified Asset Ratio(4)	19.60%	21.84%	21.70%	20.70%	20.59%
ALL to nonperforming loans	50.23%	47.69%	46.57%	55.83%	64.04%
Net charge-offs, annualized to average loans	0.09%	0.17%	0.11%	0.11%	0.13%
ALL as a % of loans	0.84%	0.83%	0.83%	0.83%	0.90%
Adjusted ALL as a % of adjusted loans(7)	1.14%	1.16%	1.15%	1.16%	1.29%
ALL as a % of loans, excluding acquired loans(5)	0.88%	0.87%	0.88%	0.88%	0.96%

CLASSIFIED ASSETS
Classified loans(1)	$80,176	$87,688	$83,867	$77,679	$75,033
ORE and repossessions	9,302	8,137	9,521	10,013	10,664
Total classified assets(3)	$89,478	$95,825	$93,388	$87,692	$85,697

(1) Amount of SBA guarantee included in classified loans	$5,254	$4,870	$2,879	$2,930	$2,755
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$27,218	$27,220	$26,091	$19,478	$15,450
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts (for periods prior to 2018)

(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool
(7) Excludes indirect and acquired loans. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure
(8) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loan servicing revenue	$1,581	$1,690	$1,769	$2,158	$2,130
Gain on sale of loans	53	22	442	532	263
Gain on capitalization of servicing rights	124	196	569	406	182
Ancillary loan servicing revenue	162	166	183	247	172
Gross indirect lending revenue	1,920	2,074	2,963	3,343	2,747
Less:
Amortization of servicing rights, net	(800)	(804)	(815)	(777)	(846)
Total income from indirect lending activities	$1,120	$1,270	$2,148	$2,566	$1,901

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Average loans outstanding(1)	$1,673,014	$1,771,665	$1,784,982	$1,748,179	$1,627,946
Loans serviced for others	$838,574	$932,915	$1,018,743	$1,056,509	$1,114,710
Past due loans:
Amount 30+ days past due	2,659	2,407	2,257	3,423	2,965
Number 30+ days past due	258	217	197	283	255
30+ day performing delinquency rate(2)	0.16%	0.14%	0.13%	0.19%	0.18%
Nonperforming loans	1,490	1,526	1,539	1,916	1,405
Nonperforming loans as a percentage of period end loans(2)	0.09%	0.09%	0.09%	0.11%	0.08%
Net charge-offs	$1,069	$864	$1,147	$798	$1,047
Net charge-off rate(3)	0.26%	0.20%	0.27%	0.19%	0.27%
Number of vehicles repossessed during the period	139	132	140	107	132
Quarterly production weighted average beacon score	769	779	781	783	776

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Production by state:
Alabama (3)	$50	$9,920	$12,239	$19,216	$13,587
Arkansas (3)	—	4,488	20,322	30,732	26,997
North Carolina (3)	97	15,580	23,383	28,912	16,545
South Carolina (3)	—	11,065	12,322	16,559	10,959
Florida	51,620	52,645	65,786	87,750	51,723
Georgia	35,034	38,322	38,288	45,571	31,266
Mississippi (3)	—	22,605	24,785	32,141	24,535
Tennessee (3)	—	11,098	13,509	17,635	10,931
Virginia (3)	—	—	3,620	6,495	8,223
Texas (2)	—	—	—	—	13,312
Louisiana (3)	—	17,952	44,306	60,021	47,576
Oklahoma (2)	—	—	—	—	430
Total production by state	$86,801	$183,675	$258,560	$345,032	$256,084

Loan sales	$18,614	$29,275	$86,000	$59,681	$27,115
Portfolio yield (1)	3.08%	3.02%	2.98%	2.98%	2.92%

(1)	Includes held-for-sale
(2)	Fidelity exited the Oklahoma and Texas markets in Q3 2017
(3)	Fidelity exited the Alabama, Arkansas, North Carolina, South Carolina, Mississippi, Tennessee, Virginia, and Louisiana markets in 2018

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Marketing gain, net	$16,427	$20,330	$17,575	$16,683	$19,713
Origination points and fees	4,707	5,495	3,647	3,482	3,815
Loan servicing revenue	6,360	6,206	6,221	5,851	5,616
Gross mortgage revenue	$27,494	$32,031	$27,443	$26,016	$29,144
Less:
MSR amortization	(3,369)	(3,331)	(3,426)	(3,609)	(3,560)
MSR recovery/(impairment), net	(605)	683	4,545	(1,476)	(544)
Total income from mortgage banking activities	$23,520	$29,383	$28,562	$20,931	$25,040

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Production by region:
Georgia	$436,889	$545,951	$368,739	$423,876	$490,323
Florida	120,230	136,990	109,034	103,490	95,010
Alabama/Tennessee	748	2,433	2,709	4,609	7,299
Virginia/Maryland	130,728	148,970	91,842	106,398	129,774
North and South Carolina	59,449	74,410	40,990	31,360	30,448
Total production by region	$748,044	$908,754	$613,314	$669,733	$752,854

% for purchases	90.6%	91.6%	85.1%	82.9%	86.3%
% for refinance loans	9.4%	8.4%	14.9%	17.1%	13.7%

Portfolio Production:	$56,108	$75,990	$44,554	$66,236	$56,072

Funded loan type (UPB):
Conventional	64.3%	63.8%	65.9%	62.0%	62.0%
FHA/VA/USDA	21.5%	20.7%	22.1%	21.5%	23.3%
Jumbo	14.2%	15.5%	12.0%	16.5%	14.7%

Gross pipeline of locked loans to be sold (UPB)	$289,065	$354,735	$382,386	$203,896	$265,444
Loans held for sale (UPB)	$322,722	$389,858	$348,797	$262,315	$250,960

Total loan sales (UPB)	$771,058	$800,084	$496,484	$602,171	$731,595
Conventional	66.6%	70.7%	69.1%	64.3%	63.0%
FHA/VA/USDA	24.5%	21.3%	27.2%	25.0%	27.1%
Jumbo	8.9%	8.0%	3.7%	10.7%	9.9%

Average loans outstanding(1)	$877,890	$913,430	$725,444	$701,932	$698,068

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loans serviced for others (UPB)(1)	$8,687,984	$9,450,326	$9,097,869	$8,917,117	$8,715,198
Average loans serviced for others (UPB)(1)	$9,279,843	$9,244,175	$9,038,568	$8,896,305	$8,657,475

MSR book value, net of amortization	$108,876	$119,372	$113,217	$110,497	$107,434
MSR impairment	(2,000)	(4,590)	(5,274)	(9,818)	(8,343)
MSR net carrying value	$106,876	$114,782	$107,943	$100,679	$99,091

MSR carrying value as a % of period end UPB	1.23%	1.21%	1.19%	1.13%	1.14%

Delinquency % loans serviced for others	1.28%	1.28%	1.24%	1.87%	1.41%

MSR revenue multiple(2)	4.49	4.52	4.31	4.29	4.38
(1) Balances for September 30, 2018 exclude the UPB of loans temporarily sub-serviced as a result of the August 31, 2018 MSRs sale. Servicing transferred to the Purchaser on 10/1/18 and 10/16/18.
(2) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	September 30, 2018		June 30, 2018		September 30, 2017
	Average	Yield/	Average	Yield/	Average	Yield/
($ in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets:
Commercial	$949,747	5.27%	$920,995	4.71%	$802,318	4.65%
SBA	166,467	8.07%	154,459	7.16%	150,733	7.81%
Construction	255,302	6.61%	267,125	6.51%	238,437	6.51%
Indirect automobile	1,673,014	3.08%	1,771,665	3.02%	1,645,641	2.92%
Installment loans and personal lines of credit	36,764	3.55%	44,033	2.69%	39,477	3.55%
Residential mortgage	877,080	4.14%	912,700	4.15%	704,937	3.81%
Home equity lines of credit	152,231	5.29%	151,363	4.92%	144,433	4.98%
Total loans, net of unearned income (1)	4,110,605	4.32%	4,222,340	4.07%	3,725,976	3.98%
Investment securities (1)	201,696	3.29%	175,314	3.14%	147,572	2.76%
Other earning assets	141,748	1.34%	147,405	1.47%	273,505	1.16%
Total interest-earning assets	4,454,049	4.18%	4,545,059	3.95%	4,147,053	3.75%
Noninterest-earning assets:
Cash and due from banks	39,508		36,117		41,590
Allowance for loan losses	(31,581)		(31,174)		(30,518)
Premises and equipment, net	91,232		90,030		87,679
Other real estate	7,221		7,383		9,111
Other assets	242,360		243,119		224,730
Total noninterest-earning assets	348,740		345,475		332,592
Total assets	$4,802,789		$4,890,534		$4,479,645
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$463,292	0.13%	$489,051	0.14%	$447,348	0.12%
Money market and savings deposits	1,415,868	0.70%	1,349,447	0.61%	1,341,189	0.49%
Time deposits	918,668	1.30%	906,133	1.16%	1,021,563	0.92%
Total interest-bearing deposits	2,797,828	0.80%	2,744,631	0.70%	2,810,100	0.59%
Other short-term borrowings	169,128	1.92%	395,215	1.84%	20,899	0.32%
Subordinated debt	120,667	5.43%	120,637	5.43%	120,538	5.04%
Total interest-bearing liabilities	3,087,623	1.04%	3,260,483	1.02%	2,951,537	0.77%
Noninterest-bearing liabilities and shareholders’ equity:
Demand deposits	1,244,640		1,172,298		1,103,414
Other liabilities	44,538		42,081		44,732
Shareholders’ equity	425,988		415,672		379,962
Total noninterest-bearing liabilities and shareholders’ equity	1,715,166		1,630,051		1,528,108
Total liabilities and shareholders’ equity	$4,802,789		$4,890,534		$4,479,645
Net interest spread		3.14%		2.93%		2.98%
Net interest margin		3.45%		3.22%		3.20%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 21% tax rate for the quarters ended September 30, 2018 and June 30, 2018 and a 35% tax rate for the quarter ended September 30, 2017.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RATIO RECONCILIATION
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Reconciliation of nonperforming assets to adjusted nonperforming assets:
Nonperforming assets (GAAP)	$71,333	$74,442	$75,955	$63,338	$58,606
Less: repurchased government-guaranteed mortgage loans included on nonaccrual	(27,218)	(27,220)	(26,091)	(19,478)	(15,450)
Less: SBA guaranteed loans included on nonaccrual	(4,049)	(3,639)	(1,541)	(1,652)	(2,145)
Less: Nonaccrual acquired loans	(7,388)	(7,648)	(7,890)	(6,242)	(7,366)
Adjusted nonperforming assets, excluding acquired loans and government-guaranteed loans (non-GAAP)	$32,678	$35,935	$40,433	$35,966	$33,645

Reconciliation of total loans, ORE and repossessions to total loans, ORE and repossessions, less acquired loans:
Loans, excluding Loans Held-for-Sale	$3,706,953	$3,792,886	$3,714,308	$3,580,966	$3,409,707
Add: ORE	8,031	6,834	7,668	7,621	8,624
Add: repossessions	1,271	1,303	1,853	2,392	2,040
Total loans, ORE, and repossessions (GAAP)	3,716,255	3,801,023	3,723,829	3,590,979	3,420,371
Less: acquired loans	(150,763)	(165,303)	(178,496)	(196,567)	(216,994)
Adjusted loans, ORE, and repossessions, less acquired loans (non-GAAP)	$3,565,492	$3,635,720	$3,545,333	$3,394,412	$3,203,377
Nonperforming assets to loans, ORE, and repossessions (GAAP)	1.92%	1.96%	2.04%	1.76%	1.71%
Adjusted nonperforming assets to adjusted loans, ORE, and repossessions (non-GAAP)	0.92%	0.99%	1.14%	1.06%	1.05%
Nonperforming assets to total assets (GAAP)	1.48%	1.52%	1.58%	1.38%	1.30%
Adjusted nonperforming assets to total assets (non-GAAP)	0.68%	0.73%	0.84%	0.79%	0.75%

Reconciliation of allowance to adjusted allowance:
Allowance for loan losses (GAAP)	$31,157	$31,623	$30,940	$29,772	$30,703
Less: allowance allocated to indirect auto loans	(8,556)	(9,210)	(9,888)	(10,258)	(10,116)
Less: allowance allocated to acquired loans	(134)	(134)	(134)	(209)	(159)
Adjusted allowance for loan losses (non-GAAP)	$22,467	$22,279	$20,918	$19,305	$20,428

Reconciliation of period end loans to adjusted period end loans:
Loans, excluding Loans Held-for-Sale	$3,706,953	$3,792,886	$3,714,308	$3,580,966	$3,409,707
Less: indirect auto loans	(1,588,419)	(1,698,879)	(1,719,670)	(1,716,156)	(1,609,678)
Less: acquired loans	(150,763)	(165,303)	(178,496)	(196,567)	(216,994)
Adjusted total loans (non-GAAP)	$1,967,771	$1,928,704	$1,816,142	$1,668,243	$1,583,035
Allowance to total loans (GAAP)	0.84%	0.83%	0.83%	0.83%	0.90%
Adjusted allowance to adjusted total loans (non-GAAP)	1.14%	1.16%	1.15%	1.16%	1.29%

Reconciliation of book value per common share to tangible book value per common share:
Shareholders' equity	$432,098	$420,962	$410,744	$401,632	$388,068
Less: intangible assets	(11,474)	(11,751)	(12,028)	(12,306)	(12,625)
Tangible shareholders' equity	$420,624	$409,211	$398,716	$389,326	$375,443
End of period common shares outstanding	27,260,681	27,191,787	27,034,255	27,019,201	26,815,287
Book value per common share (GAAP)	$15.85	$15.48	$15.19	$14.86	$14.47
Tangible book value per common share (non-GAAP)	15.43	15.05	14.75	14.41	14.00